SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 1998


                                    FCNB CORP
             (Exact name of registrant as specified in its charter)


            MARYLAND                                    52-1479635
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


  7200 FCNB COURT, FREDERICK, MARYLAND                              21703
(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code: (301)662-2191


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Item 5. Other Events.

     On September 2, 1998 FCNB Corp (the "Company") announced that it has signed a definitive agreement to acquire Frederick Underwriters, Inc. headquartered in Frederick, Maryland and its affiliated agencies - Phillips Insurance Agency, Inc. and Carroll County Insurance Agency, Inc. The Company will exchange approximately 413,000 shares of its common stock for shares of the agencies in a tax-free transaction, which is anticipated to be accounted for as a pooling of interest. With 1997 revenues approaching $6 million, Frederick Underwriters, Inc. is one of the largest independent insurance agencies in the state of Maryland. The transaction is subject to shareholder and regulatory approvals and is expected to close in the fourth quarter of 1998.


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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FCNB CORP

                                                 By:   /s/ A. Patrick Linton
                                                    ----------------------------
                                                    A. Patrick Linton, President

Dated:  September 2, 1998